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                                     BYLAWS

                                       OF

                    MICHIGAN AUTOMOTIVE RESEARCH CORPORATION




                                    ARTICLE I

                                  SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in each year on or before ninety (90) days after the expiration of the fiscal year of the Corporation for the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

Section 2. Delayed Annual Meeting. If for any reason the annual meeting of the shareholders shall not be held within the period hereinbefore designated, such meeting may be called and held as a special meeting and the same proceedings may be had thereat at an annual meeting.

Section 3. Special Meetings. Special meetings of shareholders may be called at any time by the President, by a majority of the Board of Directors, or by shareholders holding together at least one-fourth in number of the total outstanding shares of any class of stock entitled to vote at such meeting. At a special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Place of Meetings. Unless and until otherwise provided by the Board of Directors every annual meeting of the shareholders and every other meeting of shareholders shall be held at the registered office of the Corporation, but the Board of Directors may from time to time provide for the holding of any annual or special meeting of shareholders at such other place within or without the State of Michigan, as the Board shall by resolution determine.

Section 5. Notice of Meeting. Written notice of the time and place, and in the case of special meetings the purpose





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or purposes of every such meeting shall be given to each shareholder entitled to vote at the meeting by mailing the same, at least ten (10) days before the meeting, to each shareholder of the Corporation at his address as the same appears on the books of the Corporation. No notice need be given to any shareholder who is present in person or is represented by proxy at the meeting. All notices required to be given by any provision of these By-Laws shall state the authority pursuant to which they are issued, as "by order of", the "President", "Board of Directors" or "shareholders", as the case may be. When a notice is served by mail such notice shall be deemed duly served when the same has been deposited in the United States mail with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the stock ledger of the Corporation.

Section 6. Quorum. At any meeting of the shareholders, the holders of a majority in number of all of the shares of each class of the capital stock of the Corporation issued and outstanding, presented by proxy, shall constitute a quorum of the shareholders for all purposes. When a quorum exists a majority in number of all of the shares of each class of the capital stock of the Corporation present or represented at the meeting casting votes shall decide any question brought before the meeting unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall control the decision of the question.

If a quorum shall not be present or represented at any meeting of shareholders, the holders of a majority in number of the shares of each class of the capital stock of the Corporation present in person or by proxy entitled to vote at such meeting may adjourn from time to time without notice, other than by announcement at the meeting, until quorum shall attend in person or by proxy. Any meeting at which a quorum is present may also be adjourned in like manner and for such time with or without call as may be determined by the holders of a majority in number of the shares of each class of the capital stock of the Corporation present in person or by proxy and entitled to vote. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Organization. The President shall call meetings of the shareholders to order and shall act as Chairman of the meeting. In the absence of the President, the holders


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of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders; but in the absence of the Secretary the Chairman may appoint any person to act as Secretary of the meeting.

Section 8. Voting. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at any meeting of shareholders. A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 1. Number and Term of Office. The business and property of the Corporation shall be managed by a Board of Directors consisting of at least one Director, which number shall be determined from time to time by resolution of the Boards. The initial Board shall consist of three Directors. The Directors need not be shareholders of the Corporations The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected annually at the annual meeting of shareholders and shall continue in office for one year and until their respective successors shall have been elected and qualified. Members of the Board of Directors named in the Articles of Incorporation shall hold office until their successors shall have been elected and qualified.

Section 2. Vacancies and Additional Directors. Vacancies in the Board of Directors may be filled by shareholders at a special meeting, and each person so elected shall be a Director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders,





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or at any special meeting called for that purpose and held prior thereto.

Newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, but the term of any Directors, so elected, shall expire at the next succeeding annual meeting of shareholders.

Section 3. Place of Meetings. The meetings of the Board of Directors may be held at such place, in the State of Michigan, or elsewhere as a majority of the Directors may from time to time determine.

Section 4. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the President, or by a majority of the Directors.

Written notice of the time, place and purpose or purposes of every such meeting shall be given each Director by mailing the same to his address as the same shall appear for such purpose on the records of the Corporation at least two days before the meeting. At any meeting at which every Director shall be present, even though without the notice herein provided, any business may be transacted.

Section 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be



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the acts of the Board of Directors, unless otherwise provided by law, the
Articles of Incorporation or the By-Laws.

Section 7. Books. The Directors may cause the books of the corporation, except such as are required by law to be kept within the State outside of the State of Michigan, at such place or places as they may from time to time determine.

Section 8. Compensation of Directors. Directors shall not receive any salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attending any regular or special meeting of the Board or of any committee thereof; provided, however, that nothing herein contained shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving the compensation therefore.

                                   ARTICLE III

                                    OFFICERS

Section 1. Officers. The Board of Directors of the Corporation shall elect a President, a Secretary and a Treasurer, and may select one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. No one of such officers except the President need be a Director but a Vice-President who is not a Director cannot succeed to or fill the office of President. Any two offices, except those of President and Vice-President may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors. The Board of Directors shall have power to fill any vacancies in any office occurring for whatever reason. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise. Officers shall serve at the pleasure of the Board of Directors.

Section 2. Powers and Duties of the Presidents. The President shall be the chief executive of officer of the Corporation, and subject to the control of the Board of Directors, shall have



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general charge and control of all its business and affairs and shall supervise the other officers and agents of the Corporation in the performance of their regular duties. He shall preside at all meetings of the shareholders and the Board of Directors.

The President may sign certificates for shares of stock and sign and execute contracts in the name and on behalf of the Corporation when so authorized and directed so to do, either generally or in special instances by the Board of Directors.

Section 3. Powers and Duties of Vice-Presidents. Vice-Presidents of the Corporation shall have such powers and perform such duties as shall from time to time be assigned by them by these By-Laws or by the Board of Directors.

Section 4. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholder in books provided for that purpose; he shall attend to the giving or serving of all notices of the Corporation. He may sign with the President or Vice-President, in the name of the Corporation, all contracts when authorized so to do either generally or in special instance by the Board of Directors and, when so ordered by the Board of Directors, he shall affix the seal of the Corporation thereto; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of any Director, and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5. Powers and Duties of the Treasurer. The Treasurer shall have custody of all of the funds and securities of the Corporation which may come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he may sign all receipts and vouchers for payment made to the Corporation; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation and whenever required by the Board of Directors, shall render statements of such accounts;



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he shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, and he shall perform all the actions incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 6. Compensation of Officers. The President and other officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

Section 7. Absence of Officers. In the absence of any officer of the Corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties of any of them, or such officers to any other officer or to any Director or Directors provided a majority of the Board of Directors concur therein.

                                   ARTICLE IV

                            CLOSING OF TRANSFER BOOKS
                            OR FIXING OF RECORD DATE

Section 1. Record Date. The Board of Directors may fix, in advance, a date as the record date, for the purpose of determining shareholders entitled to notice of, or to vote at any meeting or entitled to receive payment of dividends, or to the allotment of rights or to exercise the rights in respect of any change, conversion or exchange of capital stock. Such date, in any case, shall not be more than forty (40) days, and in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which a particular action requiring such determination of shareholders is to be taken.

Section 2. Closing Books. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, twenty days preceding the original date fixed for any meeting of shareholders or the date for the allotment of rights or the date for the payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders,



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such book shall be closed for at least ten (10) days immediately preceding such meeting.

Section 3. Voting List. The Secretary shall make, at least ten (10) day before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder holding two (2%) percent or more of the outstanding capital stock of the Corporation, at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list, or Stock Transfer Books, or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

                                    ARTICLE V

                       CAPITAL STOCK - SEAL - FISCAL YEAR

Section 1. Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the President or Vice-President and shall be signed by the Treasurer, Assistant Treasurer or the Secretary or Assistant Secretary and sealed with the corporate seal and shall not be valid unless so signed and sealed.

In case any officer or officers, who shall have signed any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer of the Corporation.



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All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the Corporation's books.

All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and cancelled.

Except as hereinbefore provided, the Board of Directors shall have the power and authority to make all rules and regulations as the Board shall deem expedient, regulations and issuance, transfer and registration of certificates for shares in this Corporation.

Section 2. Transfer of Shares. Title to a certificate and to the shares represented thereby can be transferred only (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person. However, this Corporation will only recognize the person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by statute.

Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred. Books for the transfer of shares of its capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged



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to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bonds with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 4. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by any officer of the Corporation designated by the Board.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors of Directors.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1. Records Accounts. All accounts, records and memoranda shall be kept in books and papers supplied by the Corporation and these and all vouchers, documents and other writings, whether in book form or otherwise, whether or not supplied by the Corporation, shall be subject to the control of the Board of Directors.

Section 2. Waivers of Notice. Notice of the time, place and purpose of any meeting required to be given under the provisions of these By-Laws may be waived by telegram, radiogram, cablegram or other writing by those not present and entitled to vote thereat either before or after the holding thereof.

Section 3. Bank Accounts, Checks, Drafts, Etc. The officers of the Corporation shall establish and maintain bank accounts, in the name of the Corporation, in such banks or depositaries as the Board of Directors shall select. Any moneys, checks drafts and others for the payment of money shall be deposited therein to the credit of the Corporation without undue delays and all payments on behalf of
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All notes, checks, drafts and orders for the payment of money issued by this
Corporation shall be signed on behalf of the Corporation by such officers or agents of the Corporation as the Board of Directors shall from time to time prescribe. The sale, transfer, assignment and/or conveyance of any of the assets of the Corporation shall be executed in the name of and on behalf of the Corporation by such officers of the Corporation as the Board of Directors shall from time to time prescribe, and in the absence of such specification by the Board of Directors the President may execute the same in the name of and on behalf of this Corporation and may affix the corporate seal thereto, or any Vice-President, and the Secretary, or Assistant Secretary, may execute the same in the name of and on behalf of this Corporation and may affix the corporate seal thereto.

                                   ARTICLE VII

                                   AMENDMENTS

The Board of Directors shall have power to alter, amend, add to and repeal the By-Laws of the Corporation by a vote of a majority of the Board. The shareholders, by the affirmative vote of a majority of the stock issued, outstanding and entitled to vote, may make, alter, amend or add to the By-Laws without notice at any regular meeting, or at any special meeting, if the substance of such amendment be contained in the notice of such special meeting, provided that the Board of Directors shall not make or alter any By-Laws fixing their qualification, classifications or term of office.

                                  ARTICLE VIII

                      ACTION BY UNANIMOUS WRITTEN CONSENT

Notwithstanding any other provision of these By-Laws, if and when the Directors or stockholders of this Corporation shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors or stockholders respectively,



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whether such consent is given before or after the action is taken, and said consent in writing and the action taken thereon shall be evidenced by appropriate memorandum in the minute book of this Corporation, and the execution of said consent in writing by any Directors or stockholders shall constitute a waiver of the notice requirements set forth in the statutes of the State of incorporation of this Corporation, or By-Laws of this Corporation which might otherwise invalidate said action.

                                   ARTICLE IX

                         DISALLOWED PAYMENTS TO OFFICERS

Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.




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